UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2021

PROTAGENIC THERAPEUTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTIX	The NASDAQ Capital Market
Warrants, each exercisable to purchase one share of Common Stock	PTIXW	The NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement

On April 26, 2021, Protagenic Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Kingswood Capital Markets, division of Benchmark Investments, Inc., as representative (the “Representative”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 3,180,000 shares (“Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 3,180,000 shares of Common Stock (the “Firm Warrants”), to the Underwriters (the “Public Offering”). Each Firm Share will be sold together with one Firm Warrant and will be immediately separable upon issuance. The shares of Common Stock were sold to the public at an offering price of $4.15 per share and were purchased by the Underwriters from the Company at a price of $3.818 per share. The Company also granted the Underwriters a 45-day option to purchase up to an additional 477,000 shares of Common Stock (the “Option Shares”) and/or warrants to purchase an aggregate of 477,000 shares of Common Stock at the same price (“Option Warrants”).

The shares were sold in the Public Offering pursuant to the Company’s registration statement on Form S-1 (File No. 333-253006) which was declared effective on April 26, 2021 and a registration statement on Form S-1 (File No. 333-255525) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was declared effective immediately upon filing in order to increase the size of the Public Offering (together, the “Registration Statement”).

Net proceeds from the Offering were approximately $11.4 million (excluding any sale of the Option Shares), after deducting underwriting discounts and commissions and estimated Public Offering expenses payable by the Company. The purchase and sale of the Firm Shares, Firm Warrants, Option Warrants, and the closing of the Public Offering, occurred on April 29, 2021.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s officers and directors and certain stockholders of the Company have entered into lock-up agreements with the Underwriters pursuant to which each of them has agreed not to, for a period of 180 days from the effective date of the Registration Statement, offer, sell, transfer or otherwise dispose of the Company’s securities without the prior consent of the Representative, subject to limited exceptions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01. Regulation FD.

On April 26, 2021, the Company issued a press release announcing the pricing of the Public Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 29, 2021, the Company issued a press release announcing the closing of the Public Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Cautionary Statement:

This Form 8-K and other reports filed by the registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward-looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, the registrant’s operations and results of operations and any businesses that may be acquired by the registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the registrant believes that the expectations reflected in the forward-looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated April 26, 2021, by and among the Company and Kingswood Capital Markets, division of Benchmark Investments, Inc,as representative of the underwriters.

99.1	Press Release, dated April 26, 2021

99.2	Press Release, dated April 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTAGENIC THERAPEUTICS, INC.

	By:	/s/ Alexander Arrow
Date: April 30, 2021	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer